                                               Exhibit 4.1

                          THIRD SUPPLEMENTAL INDENTURE
                          Dated as of August 10, 1995

                                       to

                                   INDENTURE
                           Dated as of July 26, 1995

                                    between

                                   MEDITRUST

                                      And

                              FLEET NATIONAL BANK

                                   as Trustee


                      Medium-Term Notes Due from 9 Months
                         to 30 Years from Date of Issue

                          THIRD SUPPLEMENTAL INDENTURE


                 THIRD SUPPLEMENTAL INDENTURE, dated as of August 10, 1995 between Meditrust, a Massachusetts business trust (the "Company"), and Fleet National Bank, a national banking association organized under the laws of the United States (the "Trustee"), to the Indenture dated as of July 26, 1995, between the Company and the Trustee (the "Indenture").

                 WHEREAS, the parties hereto have entered into the Indenture which provides for the issuance by the Company of one or more series of securities thereunder; and

                 WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, without the consent of any Holders, may enter into an indenture supplemental to the Indenture (a) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or (b) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.02; and

                 WHEREAS, the Company wishes to issue an additional series of securities under the Indenture, designated its Medium-Term Notes Due from 9 Months to 30 Years from the Date of Issue (the "Notes"); and

                 WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Third Supplemental Indenture for the purpose of amending the Indenture in certain respects with respect to the Notes; and

                 WHEREAS, the amendments contained in this Third Supplemental Indenture shall apply only to the Notes and the covenants of the Company contained in this Third Supplemental Indenture are solely for the benefit of the holders of the Notes; and

                 WHEREAS, all acts necessary to constitute this Third Supplemental Indenture as a valid, binding and legal obligation of the Company have been done and performed;

                 NOW, THEREFORE, witnesseth that, in consideration of the premises and of the covenants herein, it is hereby agreed as follows:


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
                                  ARTICLE ONE

                            The Terms and Form of the Notes

                 (a)      Terms of the Notes.

                 (i) The Notes shall be limited to the aggregate principal amount of $200,000,000 (or if the Securities of this series are to be Original Issue Discount Securities, such principal amount as shall result in an aggregate initial offering price of Securities equivalent to not more than $200,000,000) and shall be designated "Medium-Term Notes Due from 9 Months to 30 Years from Date of Issue".

             (ii) The Notes shall be issued only in denominations of $1,000 principal amount and integral multiples thereof; shall be dated the date of their authentication; shall mature as specified on the face of each Note; shall bear interest at either (a) a fixed rate of interest ("Fixed Rate Notes"), or (b) a rate determined by reference to the specified Base Rate or two or more specified Base Rates, which may in either case be adjusted by a Spread and/or Spread Multiplier (as defined herein) ("Floating Rate Notes") as specified on the face of each Note until maturity payable to the persons in whose name the Notes shall be registered as of each record date as specified on the face of each Note next preceding such interest payment date; shall be entitled to the benefit of the covenants of the Company set forth in Article II(a) and (b) hereof in addition to those set forth in the Indenture; and if specified on the face of each Note, shall be redeemable at the option of the Company as provided in the first four paragraphs of Article II(c) hereof. The amount payable upon any acceleration of the Notes shall be as provided in the fifth paragraph of Article II(c) hereof.

                 (b)      Form of the Notes.

                 (i) The text of each Fixed Rate Note shall be substantially in the following form:

                               [Face of Security]
Registered                                                            $
No. -                                                                 CUSIP No.

         If the registered owner of this Security (as indicated below) is The Depository Trust Company (the "Depositary") or a nominee of the Depositary, this Security is a global Security ("Global Security") and the following legend is applicable: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.


                                   MEDITRUST
                                Medium-Term Note
                                  (Fixed Rate)


INTEREST PAYMENT DATES:                               PRINCIPAL AMOUNT:

REGULAR RECORD DATES:                                 ORIGINAL ISSUE DATE:

INTEREST RATE:                                        MATURITY DATE:

REDEEMABLE AT OPTION OF:                              REDEMPTION PRICE(S):

REDEMPTION DATE(S):

OTHER TERMS:                                          DEFAULT RATE:
                                                      (only applicable if
                                                      Security issued at
                                                      original issue discount)

IF THIS SECURITY IS NOT PUBLICLY OFFERED (WITHIN MEANING OF 1.1275(h) OF THE INTERNAL REVENUE CODE), THEN THE FOLLOWING TERMS APPLY:

This Security is issued with Original Issue Discount (OID) and:

ISSUE PRICE:

ISSUE DATE:

AMOUNT OF OID:

YIELD TO MATURITY:

        If the registered owner of this Security is the Depositary or a nominee of the Depositary, this Security is a Global Security and the following legends are applicable except as specified on the reverse hereof:

        THIS SECURITY IS A GLOBAL SECURITY, WITHOUT COUPONS, EXCHANGEABLE FOR ONE OR MORE DEFINITIVE SECURITIES OF THIS SERIES, WITHOUT COUPONS, AT THE PRINCIPAL OFFICE OR AGENCY OF THE REGISTRAR IN PROVIDENCE, RHODE ISLAND OR THE CITY OF NEW YORK ONLY UNDER THE CIRCUMSTANCES DESCRIBED HEREIN. THE RIGHTS ATTACHING TO THIS GLOBAL SECURITY AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES OF THIS SERIES ARE AS SPECIFIED HEREIN AND IN THE INDENTURE. THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. IN ADDITION, THE DEPOSITARY MAY NOT SELL, ASSIGN, TRANSFER OR OTHERWISE CONVEY ANY BENEFICIAL INTEREST IN THIS GLOBAL SECURITY UNLESS SUCH BENEFICIAL INTEREST IS IN AN AMOUNT EQUAL TO AN AUTHORIZED DENOMINATION FOR SECURITIES OF THIS SERIES, AND THE DEPOSITARY, BY ACCEPTING THIS GLOBAL SECURITY, AGREES TO BE BOUND BY THE PROVISIONS HEREOF.

        NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST OR PRINCIPAL HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

        This Security is one of a duly authorized issue of securities (herein called the "Securities") of Meditrust, a Massachusetts business trust (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), limited to an aggregate principal amount not to exceed $200,000,000 (or if the Securities of this series are to be Original Issue Discount Securities, such principal amount as shall result in an aggregate initial offering price of Securities equivalent to not more than $200,000,000), issued and to be issued under an Indenture, dated as of July 26, 1995 between the Company and Fleet National Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture (as hereinafter defined)), to which Indenture and all applicable indentures supplemental thereto (the Indenture as supplemented being herein called the "Indenture") reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security has been issued in the Principal Amount specified on the face hereof, with the Interest Payment Dates, Original Issue Date, and Maturity Date specified on the face hereof and bearing interest on said Principal Amount at the Interest Rate specified on the face hereof.
The Securities of this series may be issued from time to time with varying maturities, interest rates and other terms.

        The Company, for value received, hereby promises to pay to ______________________________, or registered assigns, the Principal Amount hereof on the Maturity Date specified on the face hereof, and to pay interest thereon, from the Original Issue Date specified on the face hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if the date of this Security is an Interest Payment Date to which interest has been paid or duly provided for, then from the date hereof, semi-annually in arrears on each Interest Payment Date commencing on the first such Interest Payment Date next succeeding the Original Issue Date of this Security and at Maturity unless the Original Issue Date of this Security is between a Regular Record Date and an Interest Payment Date, in which case the first payment of interest hereon shall be made on the second Interest Payment Date following such Regular Record Date, at the Interest Rate per annum specified on the face hereof, until the principal hereof is paid or duly made available for payment. Interest on this Security shall be computed on the basis of a 360-day year of twelve 30- day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the date 14 calendar days (whether or not a Business Day) prior to each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest (a "Special Record Date"), notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange. Notwithstanding the foregoing, interest payable on this Security at Maturity will be payable to the person to whom principal is payable unless the Maturity Date is an Interest Payment Date.

        If this Security is a Global Security (as specified on the face hereof), this Security is exchangeable in whole for definitive Securities of this series of like tenor and of an equal aggregate principal amount in accordance with the Indenture. Any definitive Securities of this series issued in exchange for this Global Security shall be registered in the name or names of such Person or Persons as the Holder hereof shall instruct the Registrar. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture.

        Any exchange of a Global Security for one or more definitive Securities of this series will be made at the office or agency of the Registrar in Providence, Rhode Island or The City of New York.

        If this Security is a Global Security, except as provided in the next paragraph, no beneficial owner of any portion of this Global Security shall be entitled to receive payment of accrued interest hereon until this Global Security has been exchanged for one or more definitive Securities of this series, as provided herein and in the Indenture.

        If this Security is a Global Security, if a definitive Security or Securities of this series are issued in exchange for this Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the related Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of defaulted interest, interest or defaulted interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such definitive Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Holder hereof, and the Holder hereof will undertake in such circumstances to credit such interest to the account or accounts of the Persons who were the beneficial owners of any portion of this Global Security on such Regular Record Date or Special Record Date, as the case may be.

        Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in Providence, Rhode Island, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security register or by transfer to an account maintained by the payee with a bank in The City of New York (so long as the applicable Paying Agent has received proper and timely (as determined by the Paying Agent) transfer instructions in writing).

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture or its successors thereunder, by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                                      MEDITRUST
       ---------------------------

                                            By:
                                                --------------------------------
[Seal]                                          President

                                                Attest:
                                                        ------------------------
                                                                 Secretary

                         CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

FLEET NATIONAL BANK,
as Trustee


By:
    ------------------------------
    Authorized Officer

[SEAL]

                               [FORM OF REVERSE]

                               SPECIAL PROVISIONS

        The portion of principal amount of OID Securities payable upon declaration of acceleration of maturity shall be equal to the adjusted issue price for an initial holder of this Security as of the first day of the accrual period in which the acceleration date occurs, as determined under Treasury Regulation Section 1.1275-1(b) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended (the "Code"), increased by the daily portion of the original issue discount for each day in such accrual period ending on the date of acceleration, as determined under Treasury Regulation Section 1.1272-1(b) (or successor regulation) under the Code, and decreased by (i) the amount of any payment (previously reflected in the calculation of adjusted issue price) made on this Security other than qualified stated interest, as determined under Treasury Regulation Section 1.1273-1(c) (or successor regulation) under the Code, made during the accrual period in which the acceleration date occurs and before the acceleration date, and (ii) the amount of any accrued but unpaid interest or premium on this Security which was included in calculating the adjusted issue price or daily portions above.

        If this Security is issued with an Original Issue Discount, in the case of a default in payment of principal upon acceleration, redemption or at maturity hereof, in lieu of any interest otherwise payable, the overdue principal of this Security shall bear interest at a rate of interest per annum equal to the Default Rate specified on the face hereof (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such acceleration, redemption or maturity, as the case may be, to the date payment has been made or duly provided for or such default has been waived in accordance with the terms of the Indenture.

                             ADDITIONAL PROVISIONS

        1. REGISTRAR AND AGENTS. Initially, Fleet National Bank will act as Registrar, Paying Agent, and agent for service of notices and demands. The Company may change any Registrar, co-registrar, Paying Agent, and agent for service of notices and demands without notice. The Company or any of its Subsidiaries may act as Paying Agent. The address of Fleet National Bank is 111 Westminster Street, R1M0199, Providence, Rhode Island 02903-2305.

        2. INDENTURE, LIMITATIONS. The Company issued the Securities as a series of its securities under an Indenture dated as of July 26, 1995 as supplemented by a Third Supplemental Indenture dated as of August 10, 1995 (the "Indenture") between the Company and Fleet National Bank, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the

Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and the Holders of the Securities are referred to the Indenture and said Act for a statement of such terms.

                The Securities are general unsecured obligations of the Company limited to $200,000,000 principal amount (or if the Securities of this series are to be Original Issue Discount Securities, such principal amount as shall result in an aggregate initial offering price of Securities equivalent to not more than $200,000,000). The Indenture imposes certain limitations on the ability of the Company to, among other things, incur certain liens and certain additional indebtedness, make payments in respect of its shares of beneficial interest, merge or consolidate with any other Person and sell, lease, transfer or dispose of its properties or assets.

        3. OPTIONAL REDEMPTION BY THE COMPANY; PAYMENT UPON ACCELERATION. If so specified on the face of this Security, the Securities may be redeemed at any time at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued interest thereon to the redemption date and (ii) the Make- Whole Amount, if any, with respect to such Securities (the "Redemption Price"). The Make-Whole Amount shall be determined by the Trustee and such determination shall be binding and conclusive, absent manifest error.

        From and after notice has been given as provided in the Indenture, if funds for the redemption of any Securities called for redemption shall have been made available on such redemption date, such Securities will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Securities will be to receive payment of the Redemption Price.

        Notice of any optional redemption of any Securities will be given to Holders at their addresses, as shown in the Security register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Securities held by such Holder to be redeemed.

        The Company will notify the Trustee at least 60 days prior to the redemption date (or such shorter period as satisfactory to the Trustee) of the aggregate principal amount of Securities to be redeemed and the redemption date. If less than all the Securities are to be redeemed at the option of the Company, the Trustee shall select, pro rata or by lot, Securities to be redeemed in whole or in part. Securities may be redeemed in part in the minimum authorized denomination for Securities or in any integral multiple thereof.

        Upon any acceleration of the Securities, the Company shall pay in respect thereof an amount equal to the sum of (i) the outstanding principal amount of the Securities so accelerated plus accrued interest to the date of acceleration and (ii) the Make-Whole Amount, if any, with respect to such Securities.

        As used herein:

        "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Security, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of any interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Security being redeemed or paid;

        "Reinvestment Rate" means .25% (one-fourth of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used; and

        "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

        4. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not (i) issue, register the transfer of, or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of any selection of Securities of such series for redemption and ending at the close of business on the day of selection,
(ii) register the transfer or exchange of any Security of any series so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) register the transfer or exchange of any Securities of any series during a period beginning at the opening of business 15 days before the day of any selection of Securities of such series for redemption and ending at the close of business on the day interest is to be paid on Securities of such series.

        5. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as the owner of it for all purposes.

        6. UNCLAIMED MONEY. If money for the payment of principal or interest on any Securities remains unclaimed for three years, the Trustee and the Paying Agent will pay the money back to the Company at its request, unless otherwise required by law. Thereafter, Holders may look only to the Company for payment.

        7. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. The Indenture will be discharged and cancelled except for certain sections thereof upon payment of all the Securities, or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations maturing on or before such payment date or Redemption Date, sufficient to pay principal, premium, if any, and interest on such payment date or Redemption Date.

        8. SUPPLEMENTAL INDENTURE. Subject to certain exceptions, the Indenture may be amended or supplemented with respect to the Securities with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of the majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company may supplement the Indenture, to, among other things, provide for uncertificated Securities, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the interest rights of any Holder.

        9. SUCCESSORS. Upon satisfaction of the conditions provided in the Indenture, if a successor to the Company assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

        10. DEFAULTS AND REMEDIES. If an Event of Default with respect to the Securities, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA, before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Trustee may withhold from Holders of Securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of any Default or Event of Default.

        11. TRUSTEE DEALINGS WITH THE COMPANY. Fleet National Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

        12. NO RECOURSE AGAINST OTHERS. No shareholder, trustee or officer, as such, past, present or future, of the Company or any successor corporation or trust shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

        THE DECLARATION OF TRUST ESTABLISHING THE COMPANY DATED AUGUST 6, 1985, AS AMENDED, A COPY OF WHICH IS DULY FILED WITH THE OFFICE OF THE SECRETARY OF STATE OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDES THAT THE NAME "MEDITRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS "TRUSTEES," BUT NOT INDIVIDUALLY OR PERSONALLY; AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO

ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

        13. AUTHENTICATION. This Security shall not be valid until the Trustee signs the certificate of authentication on the reverse side of this Security.

        14. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and any supplemental indentures thereto. It also will furnish the text of this Security in larger type. Requests may be made to: MEDITRUST, 197 First Avenue, Needham Heights, Massachusetts 02194,
Attention: Lisa P. McAlister, Vice President and Treasurer.

                                ASSIGNMENT FORM

If you, the Holder, want to assign this Security, fill in the form below and have your signature guaranteed:

For value received, I or we assign and transfer this Security to
                     (INSERT ASSIGNEE'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)


 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
             (Print or type assignee's name, address and zip code)


and irrevocably appoint....................................................agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:...........................................................................
Your signature:.................................................................
                          (Sign exactly as your name appears on the reverse side of this Security)

Signature Guaranteed By:........................................................
                         Note: Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                (ii) The text of each Floating Rate Note shall be substantially in the following form:

                               [Face of Security]
Registered                                                             $
No. -                                                                  CUSIP No.

                If the registered owner of this Security (as indicated below) is The Depository Trust Company (the "Depositary") or a nominee of the Depositary, this Security is a global Security ("Global Security") and the following legend is applicable:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.


                                   MEDITRUST
                                Medium-Term Note
                                (Floating Rate)

ORIGINAL ISSUE DATE:                                  PRINCIPAL AMOUNT:

INITIAL INTEREST RATE:                                MATURITY DATE:

INDEX MATURITY:                                       SPREAD (plus or minus):

BASE RATE:                                            SPREAD MULTIPLIER:

         / / Commercial Paper Rate

         / / LIBOR

         / / Treasury Rate

         / / CD Rate

         / / CMT Rate

         / / Federal Funds Rate

         / / Prime Rate

         / / Other:

MAXIMUM INTEREST RATE:                                INTEREST PAYMENT PERIOD:

MINIMUM INTEREST RATE:                                INTEREST RATE RESET
                                                      PERIOD:

INTEREST RESET DATE:                                  INTEREST DETERMINATION
                                                      DATE:

INTEREST PAYMENT DATES:                               CALCULATION DATES:

REGULAR RECORD DATES:                                 CALCULATION AGENT:

REDEEMABLE AT OPTION OF:                              REDEMPTION PRICE(S):

REDEMPTION DATE(S):                                   OTHER TERMS:

IF THIS SECURITY IS NOT PUBLICLY OFFERED (WITHIN MEANING OF 1.1275(h) OF THE INTERNAL REVENUE CODE), THEN THE FOLLOWING TERMS APPLY:

This Security is issued with Original Issue Discount (OID) and:

ISSUE PRICE:                                          ISSUE DATE:

AMOUNT OF OID:                                        YIELD TO MATURITY:

         The portion of principal amount of OID Securities payable upon declaration of acceleration of maturity shall be equal to the adjusted issue price for an initial holder of this Security as of the first day of the accrual period in which the acceleration date occurs, as determined under Treasury Regulation Section 1.1275-1(b) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended (the "Code"), increased by the daily portion of the original issue discount for each day in such accrual period ending on the date of acceleration, as determined under Treasury Regulation Section 1.1272-1(b) (or successor regulation) under the Code, and decreased by (i) the amount of any payment (previously reflected in the calculation of adjusted issue price) made on this Security other than qualified stated interest, as determined under Treasury Regulation Section 1.1273-1(c) (or successor regulation) under the Code, made during the accrual period in which the acceleration date occurs and before the acceleration date, and (ii) the amount of any accrued but unpaid interest or premium on this Security which was included in calculating the adjusted issue price or daily portions above.

         If the registered owner of this Security is the Depositary or a nominee of the Depositary, this Security is a Global Security and the following legends are applicable except as specified on the reverse hereof:

         THIS SECURITY IS A GLOBAL SECURITY, WITHOUT COUPONS, EXCHANGEABLE FOR ONE OR MORE DEFINITIVE SECURITIES OF THIS SERIES, WITHOUT COUPONS, AT THE PRINCIPAL OFFICE OR AGENCY OF THE REGISTRAR IN PROVIDENCE, RHODE ISLAND OR THE CITY OF NEW YORK ONLY UNDER THE CIRCUMSTANCES DESCRIBED HEREIN. THE

RIGHTS ATTACHING TO THIS GLOBAL SECURITY AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES OF THIS SERIES ARE AS SPECIFIED HEREIN AND IN THE INDENTURE. THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. IN ADDITION, THE DEPOSITARY MAY NOT SELL, ASSIGN, TRANSFER OR OTHERWISE CONVEY ANY BENEFICIAL INTEREST IN THIS GLOBAL SECURITY UNLESS SUCH BENEFICIAL INTEREST IS IN AN AMOUNT EQUAL TO AN AUTHORIZED DENOMINATION FOR SECURITIES OF SUCH SERIES, AND THE DEPOSITARY, BY ACCEPTING THIS GLOBAL SECURITY, AGREES TO BE BOUND BY THE PROVISIONS HEREOF.

         NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

         This Security is one of a duly authorized issue of securities (herein called the "Securities") of Meditrust, a Massachusetts business trust (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), limited to an aggregate principal amount not to exceed $200,000,000 (or if the Securities of this series are to be Original Issue Discount Securities, such principal amount as shall result in an aggregate initial offering price of Securities equivalent to not more than $200,000,000), issued and to be issued under an Indenture, dated as of July 26, 1995 between the Company and Fleet National Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture (as hereinafter defined)), to which Indenture and all applicable indentures supplemental thereto (the Indenture as supplemented being herein called the "Indenture") reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         The Company, for value received, hereby promises to pay to _________________________________________, or registered assigns, the Principal
Amount hereof on the Maturity Date specified on the face hereof and to pay interest thereon, from the Original Issue Date specified on the face hereof or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if the date of this Security is an Interest Payment Date to which interest has been paid or duly provided for, then from the date hereof, provided, however, that interest on a Security with daily or weekly Interest Reset Dates shall be paid from the day following the most recent Regular Record

Date, at a rate per annum equal to the Initial Interest Rate specified on the face hereof, if any, until the first Interest Reset Date specified on the face hereof following the Original Issue Date specified on the face hereof and thereafter in accordance with the provisions below, until the principal hereof is paid or duly made available for payment. Interest will be payable on each Interest Payment Date, as specified on the face hereof, and at Maturity, commencing with the first Interest Payment Date after the Original Issue Date of this Security, unless the Original Issue Date of this Security is between a Regular Record Date and an Interest Payment Date, in which case, the first payment of interest hereon shall be made on the second Interest Payment Date following such Regular Record Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the date 14 calendar days prior to each Interest Payment Date (whether or not a Business Day (as defined below)). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest (a "Special Record Date") (notice whereof to be given to the Holder of this Security not less than 10 days prior to such Special Record Date), or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange. Notwithstanding the foregoing, interest payable on this Security at Maturity will be payable to the person to whom principal shall be payable unless the Maturity Date is an Interest Payment Date.

         Interest on this Security will be determined by reference to the "Base Rate" or "Base Rates" set forth on the face of this Security, which may be one or more of (a) the Certificate of Deposit Rate, in which case this Security will be a "Certificate of Deposit Rate Note;" (b) the Commercial Paper Rate, in which case this Security will be a "Commercial Paper Rate Note;" (c) the Federal Funds Rate, in which case this Security will be a "Federal Funds Rate Note;" (d) LIBOR, in which case this Security will be a "LIBOR Note;" (e) the Prime Rate, in which case this Security will be a "Prime Rate Note;" (f) the Treasury Rate, in which case such Security will be a "Treasury Rate Note;" (g) the CMT Rate, in which case this Security will be a "CMT

Rate Note;" or (h) such other Base Rate or interest rate formula as may be so indicated.

         If any Interest Payment Date (other than at Maturity) with respect to this Security falls on a day that is not a Business Day, such Interest Payment Date will be the following Business Day, except that, if this Security is a LIBOR Note (or if the interest rate of this Security is determined with reference to LIBOR), if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity of this Security falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Maturity.

         The rate of interest on this Security will be reset daily, weekly, monthly, quarterly, semi-annually, annually or such other period (each, an "Interest Reset Date"), as specified on the face hereof. Unless otherwise specified on the face hereof, the Interest Reset Date will be as follows: if this Security resets daily, each Business Day; if this Security resets weekly (except if this Security is a Treasury Rate Note), Wednesday of each week; if this Security is a Treasury Rate Note which resets weekly, Tuesday of each week; if this Security resets monthly, the third Wednesday of each month; if this Security resets quarterly, the third Wednesday of March, June, September and December; if this Security resets semiannually, the third Wednesday of two months of each year which are six months apart, as specified on the face hereof; and if this Security resets annually, the third Wednesday of one month of each year, as specified on the face hereof; provided, however, that (a) the interest rate in effect from the Original Issue Date of this Security (or any predecessor Security) to the first Interest Reset Date will be the Initial Interest Rate, if any, specified on the face hereof, and (b) the interest rate in effect for the ten days immediately prior to Maturity of any instalment of principal will be the interest rate in effect on the tenth day preceding such Maturity. If any Interest Reset Date for this Security would otherwise be a day that is not a Business Day, the Interest Reset Date for such Security shall be the next succeeding Business Day, except that if this Security is a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. "Initial Interest Rate" means the rate at which this Security will bear interest from its Original Issue Date to the first Interest Reset Date, as specified on the face hereof.

Determination of Commercial Paper Rate

         If the Base Rate specified on the face hereof is the Commercial Paper Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the Commercial Paper Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

         "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note or any Interest Determination Date for a Security for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper of the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date, of three leading dealers of commercial paper in New York, New York (which may include one or more of the Agents) selected by the Calculation Agent for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate in effect for the applicable period will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

         "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                                    D x 360
         Money Market Yield = --------------------  x 100
                                 360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         "Composite Quotations" means the daily statistical release entitled "Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York. "Index Maturity" means, with respect to this Security, the period to maturity of the instrument or obligation on which the interest rate index is based, as specified on the face hereof. "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System.

Determination of LIBOR

         If the Base Rate specified on the face hereof is LIBOR, the interest rate with respect to this Security for any Interest Reset Date shall be LIBOR plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

         LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

                 (i) With respect to an Interest Determination Date relating to a LIBOR Note or any Interest Determination Date for a Security for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be, as specified on the face hereof, either: (a) the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars having the Index Maturity specified on the face hereof commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on that LIBOR Interest

         Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page on that service for the purpose of displacing London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate has been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

                 (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page, as specified in (i) (a) above, or on which no rate appears on Telerate Page 3750, as specified in (i) (b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity specified on the face hereof are offered at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent ("Reference Banks") to prime banks in the London interbank market commencing on the second London Business Day immediately following that LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on that LIBOR Interest Determination Date by three major banks in the City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks having the Index Maturity specified on the face hereof commencing on the second London Business Day immediately following that LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be LIBOR in effect on such LIBOR Interest Determination Date.

Determination of Treasury Rate

         If the Base Rate specified on the face hereof is the Treasury Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the Treasury Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

         "Treasury Rate" means, with respect to any Interest Determination Date relating to a Treasury Rate Note or any Interest Determination Date for a Security for which the interest rate is determined with reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the specified Index Maturity are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include one or more of the Agents) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate in effect for the applicable period will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

Determination of CD Rate

         If the Base Rate specified on the face hereof is the CD Rate, the interest rate with respect to this Security shall be the CD Rate plus or minus the Spread, if any, or multiplied-by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

         "CD Rate" means, with respect to any Interest Determination Date relating to a Certificate of Deposit Rate Note or any Interest Determination Date for a Security for which the interest rate is determined with reference to the Certificate of Deposit Rate (a "Certificate of Deposit Rate Interest Determination Date"), the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)." In the event such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Certificate of Deposit Rate Interest Determination Date, then the Certificate of Deposit Rate will be the rate on such Certificate of Deposit Rate Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the Certificate of Deposit Rate on such Certificate of Deposit Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Certificate of Deposit Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in New York, New York (which may include one or more of the Agents) selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Certificate of Deposit Rate in effect for the applicable period will be the Certificate of Deposit Rate in effect on such Certificate of Deposit Rate Interest Determination Date.

Determination of CMT Rate

         If the Base Rate specified on the face hereof is the CMT Rate, the interest rate with respect to this Security shall be the CMT Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

         "CMT Rate" means, with respect to any Interest Determination Date relating to a Security for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant pages or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30

P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agent or its affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.
If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

         "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in

H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

         "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

Determination of Federal Funds Rate

         If the Base Rate specified on the face hereof is the Federal Funds Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the Federal Funds Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

         "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note or any Interest Determination Date for a Security for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate of interest on that day for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, then the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading dealers of Federal Funds transactions in New York, New York (which may include one or more of the Agents) selected by the Calculation Agent as of 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the dealers so selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate in effect for the applicable period will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

Determination of Prime Rate

         If the Base Rate specified on the face hereof is the Prime Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the Prime Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

         "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note or any Security for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

         All percentages resulting from any calculation on Securities will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 7.654325% (or .07654325) being rounded to 7.65433% (or .0765433) and 7.654324% (or .07654324) being rounded to
7.65432% (or .0765432)), and all dollar amounts used in or resulting from such calculation on the Securities will be rounded to the nearest cent (with one-half cent being rounded upwards).

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. In addition, the interest rate hereon shall in no event be higher than the maximum rate permitted by Massachusetts law, as the same may be modified by United States law of general application. If an Interest Payment Date specified on the face hereof would otherwise be a day that is not a Business Day, such Interest Payment Date will be the next succeeding Business Day, except that in the case of a LIBOR Note, if such day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

         Unless otherwise specified on the face of this Security, "Business Day" means any day that is not a Saturday or Sunday and that, in Boston, Massachusetts or Providence, Rhode Island, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close.

         The Interest Determination Date pertaining to an Interest Reset Date for (a) a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), (b) a CD Rate Note (the "CD Interest Determination Date"), (c) a CMT Rate Note (the "CMT Interest Determination Date"), (d) a Federal Funds Rate Note (the "Federal Funds Interest Determination Date") or
(e) a Prime Rate Note (the "Prime Interest Determination Date") will be the second Business Day preceding the Interest Reset Date with respect to such Security. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day preceding such Interest Reset Date. "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following

Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date. The Interest Determination Date pertaining to a Security, the interest rate of which is determined with reference to two or more Base Rates, will be the latest Business Day which is at least two Business Days prior to the Interest Reset Date for such Security on which each Base Rate is determinable. Each Base Rate shall be determined and compared on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

         "Calculation Date", where applicable, means the date on which the Calculation Agent is to calculate the interest rate which is, if the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, the Treasury Rate, the CMT Rate, the CD Rate or the Federal Funds Effective Rate, the tenth calendar day after the related Interest Determination Date, or if any such day is not a Business Day, the next succeeding Business Day or, if the Interest Rate Basis specified on the face hereof is LIBOR or the Prime Rate, the related Interest Determination Date.

         Upon the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect, and, if different, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to this Security. The "Calculation Agent" means the Company or the agent appointed by the Company to calculate interest rates under the circumstances specified above. Unless otherwise provided on the face hereof, the Calculation Agent will be the Trustee.

         Interest payments hereon shall be the amount of interest accrued to, but excluding, the Interest Payment Date; provided, however, that if the Interest Reset Dates with respect to any Security are daily or weekly, interest payable on any Interest Payment Date, other than interest payable (with respect to such principal) on any date on which principal of any such Security is payable, will include interest accrued to and including the next preceding Regular Record Date.

         Accrued interest hereon from the Original Issue Date specified on the face hereof or from the last date to which interest has been paid or duly provided for, as the case may be, is calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the Original Issue Date or from the last date to which interest has been paid or duly provided for, as the case may be, to the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such date by 360, in the case of Commercial Paper Rate Notes, LIBOR Notes, CD Rate Notes, Federal Funds Rate Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes and CMT Rate Notes.

         If this Security is a Global Security (as specified on the face hereof), this Security is exchangeable in whole for definitive Securities of this series of like tenor and of an equal aggregate principal amount in accordance with the Indenture. Any definitive Securities of this series issued in exchange for this Global Security shall be registered in the name or names of such Person or Persons as the Holder hereof shall instruct the Registrar. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture.

         Any exchange of a Global Security for one or more definitive Securities of this series will be made at the office or agency of the Registrar in Providence, Rhode Island or The City of New York.

         If this Security is a Global Security, except as provided in the next paragraph, no beneficial owner of any portion of this Global Security shall be entitled to receive payment of accrued interest hereon until this Global Security has been exchanged for one or more definitive Securities of this series, as provided herein and in the Indenture.

         If this Security is a Global Security, if a definitive Security or Securities of this series are issued in exchange for this Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the related Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of defaulted interest, interest or defaulted interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Holder hereof, and the Holder hereof will undertake in such circumstances to credit such interest to the account or accounts of the Persons who were the beneficial owners of any portion of this Global Security on such Regular Record Date or Special Record Date, as the case may be.

         Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in Providence, Rhode Island, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security register or by transfer to an account maintained by the payee with a bank in The City of New York (so long as the applicable Paying Agent has received proper and timely (as determined by the Paying Agent) transfer instructions in writing).

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture or its successors thereunder, by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                                   MEDITRUST




Dated:                                      By:
      -----------------------------            --------------------------------
                                               President



[Seal]                                      Attest:
                                                   ----------------------------
                                                   Secretary

                         CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

FLEET NATIONAL BANK,
as Trustee




By:
   -------------------------------
   Authorized Officer


[SEAL]

                               [FORM OF REVERSE]

                             ADDITIONAL PROVISIONS

         1. REGISTRAR AND AGENTS. Initially, Fleet National Bank will act as Registrar, Paying Agent, Calculation Agent and agent for service of notices and demands. The Company may change any Registrar, co-registrar, Paying Agent, Calculation Agent and agent for service of notices and demands without notice. The Company or any of its Subsidiaries may act as Paying Agent. The address of Fleet National Bank is 111 Westminster Street, R1M0199, Providence, Rhode Island 02903-2305.

         2. INDENTURE, LIMITATIONS. The Company issued the Securities as a series of its securities under an Indenture dated as of July 26, 1995 as supplemented by a Third Supplemental Indenture dated as of August 10, 1995 (the "Indenture") between the Company and Fleet National Bank, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and the Holders of the Securities are referred to the Indenture and said Act for a statement of such terms.

         The Securities are general unsecured obligations of the Company limited to $200,000,000 principal amount (or if the Securities of this series are to be Original Issue Discount Securities, such principal amount as shall result in an aggregate initial offering price of Securities equivalent to not more than $200,000,000). The Indenture imposes certain limitations on the ability of the Company to, among other things, incur certain liens and certain additional indebtedness, make payments in respect of its shares of beneficial interest, merge or consolidate with any other Person and sell, lease, transfer or dispose of its properties or assets.

         3. OPTIONAL REDEMPTION BY THE COMPANY; PAYMENT UPON ACCELERATION. If so specified on the face of this Security, the Securities may be redeemed at any time at the option of the Company, in whole or in part, at a redemption price equal to the principal amount of the Securities being redeemed plus accrued interest thereon to the redemption date.

         From and after notice has been given as provided in the Indenture, if funds for the redemption of any Securities called for redemption shall have been made available on such redemption date, such Securities will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Securities will be to receive payment of the Redemption Price.

         Notice of any optional redemption of any Securities will be given to Holders at their addresses, as shown in the Security register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Securities held by such Holder to be redeemed.

         The Company will notify the Trustee at least 60 days prior to the redemption date (or such shorter period as satisfactory to the Trustee) of the aggregate principal amount of Securities to be redeemed and the redemption date. If less than all the Securities are to be redeemed at the option of the Company, the Trustee shall select, pro rata or by lot, Securities to be redeemed in whole or in part. Securities may be redeemed in part in the minimum authorized denomination for Securities or in any integral multiple thereof.

         Upon any acceleration of the Securities, the Company shall pay in respect thereof an amount equal to the sum of the outstanding principal amount of the Securities so accelerated plus accrued interest to the date of acceleration.

         5. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not (i) issue, register the transfer of, or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of any selection of Securities of such series for redemption and ending at the close of business on the day of selection,
(ii) register the transfer or exchange of any Security of any series so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) register the transfer or exchange of any Securities of any series during a period beginning at the opening of business 15 days before the day of any selection of Securities of such series for redemption and ending at the close of business on the day interest is to be paid on Securities of such series.

         6. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as the owner of it for all purposes.

         7. UNCLAIMED MONEY. If money for the payment of principal or interest on any Securities remains unclaimed for three years, the Trustee and the Paying Agent will pay the money back to the Company at its request, unless otherwise required by law. Thereafter, Holders may look only to the Company for payment.

         8. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. The Indenture will be discharged and cancelled except for certain sections thereof upon payment of all the Securities, or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations maturing on or before such payment date or Redemption Date, sufficient to pay principal, premium, if any, and interest on such payment date or Redemption Date.

         9. SUPPLEMENTAL INDENTURE. Subject to certain exceptions, the Indenture may be amended or supplemented with respect to the Securities with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of the majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company may supplement the Indenture, to, among other things, provide for uncertificated Securities, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the interest rights of any Holder.

         10. SUCCESSORS. Upon satisfaction of the conditions provided in the Indenture, if a successor to the Company assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

         11. DEFAULTS AND REMEDIES. If an Event of Default with respect to the Securities, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA, before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Trustee may withhold from Holders of Securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of any Default or Event of Default.

         12. TRUSTEE DEALINGS WITH THE COMPANY. Fleet National Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

         13. NO RECOURSE AGAINST OTHERS. No shareholder, trustee or officer, as such, past, present or future, of the Company or any successor corporation or trust shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

         THE DECLARATION OF TRUST ESTABLISHING THE COMPANY DATED AUGUST 6, 1985, AS AMENDED, A COPY OF WHICH IS DULY FILED WITH THE OFFICE OF THE SECRETARY OF STATE OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDES THAT THE NAME "MEDITRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS "TRUSTEES," BUT NOT INDIVIDUALLY OR PERSONALLY; AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         14. AUTHENTICATION. This Security shall not be valid until the Trustee signs the certificate of authentication on the reverse side of this Security.

         15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and any supplemental indentures thereto. It also will furnish the text of this Security in larger type. Requests may be made to: MEDITRUST, 197 First Avenue, Needham Heights, Massachusetts 02194,
Attention: Lisa P. McAlister, Vice President and Treasurer.

                                ASSIGNMENT FORM

If you, the Holder, want to assign this Security, fill in the form below and have your signature guaranteed:

For value received, I or we assign and transfer this Security to
                     (INSERT ASSIGNEE'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)




 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
             (Print or type assignee's name, address and zip code)


and irrevocably appoint....................................................agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:...........................................................................
Your signature:.................................................................
               (Sign exactly as your name appears on the reverse side of this Security)

Signature Guaranteed By:........................................................
                          Note: Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                  ARTICLE TWO

                             Additional Provisions

         The following provisions in addition to those contained in the Indenture will apply to the Notes:


         (a)     Limitation on Liens.

                 The Company will not pledge or otherwise subject to any lien, any of its or its Subsidiaries' property or assets unless the Securities are secured by such pledge or lien equally and ratably with all other obligations secured thereby so long as such other obligations shall be so secured; provided that such covenant will not apply to liens securing obligations which do not in the aggregate at any one time outstanding exceed 10% of Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries and also will not apply to:

                 (1) Any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

                 (2) Any liens securing the performance of any contract or undertaking of the Company not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debts, if made and continuing in the ordinary course of business;

                 (3) Any lien in favor of the United States or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance, or other payments pursuant to any contract or provision of any statute;

                 (4) Mechanics', materialmen's, carriers', or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

                 (5) Any lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

                 (6) Any liens for taxes, assessments or governmental charges or levies not yet delinquent, or liens for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith;

                 (7) Liens (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and in the case of judgment liens, execution thereof is stayed;

                 (8) Liens relating to secured indebtedness of the Company outstanding on June 30, 1995; and

                 (9) Any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any lien referred to in the foregoing clauses (1) to (8) inclusive, of this subsection
(a), provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

         As used herein:

         "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) less (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles of the Company and its consolidated Subsidiaries, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and prepared in accordance with generally accepted accounting principles; and

         "Subsidiary" means an affiliate controlled by the Company directly, or indirectly through one or more intermediaries.

         (b)     Limitation on Incurrence of Obligations for
                 Borrowed Money.

                 The Company will not create, assume, incur or otherwise become liable in respect of, any

                 (1) Senior Debt unless the aggregate outstanding principal amount of Senior Debt of the Company will not, at the time of such creation, assumption or incurrence and after giving affect thereto and to any concurrent transactions, exceed the greater of (i) 150% of Capital Base, or (ii) 225% of Tangible Net Worth; and

                 (2) Non-Recourse Debt unless the aggregate principal amount of Senior Debt and Non-Recourse Debt outstanding of the Company will not, at the time of such creation, assumption or incurrence and after giving affect thereto and to any concurrent transactions, exceed 225% of Capital Base.

         For any period during which the Company shall have a Subsidiary or Subsidiaries, the limitations contained in this subsection (b) shall be applied to the consolidated financial statements of the Company and its Subsidiaries.

         As used herein:

         "Capital Base" means, at any date, the sum of Tangible Net Worth and Subordinated Debt;

         "Capital Lease" means at any time any lease of Property which, in accordance with generally accepted accounting principles, would at such time be required to be capitalized on a balance sheet of the lessee;

         "Capital Lease Obligation" means at any time the amount of the liability in respect of a Capital Lease which, in accordance with generally accepted accounting principles, would at such time be required to be capitalized on a balance sheet of the lessee;

         "Debt" when used with respect to any Person means (i) its indebtedness, secured or unsecured, for borrowed money; (ii) liabilities secured by any Lien existing on Property owned by such Person; (iii) Capital Lease Obligations, and the present value of all payments due under any arrangement for retention of title (discounted at a rate per annum equal to the average interest borne by all outstanding Securities determined on a weighted average basis and compounded semi-annually) if such arrangement is in substance an installment purchase or an arrangement for the retention of title for security purposes; and (iv) guarantees of obligations of the character specified in the foregoing clauses (i), (ii) and (iii) to the full extent of the liability of the guarantor (discounted to the present value, as provided in the foregoing clause (iii), in the case of guarantees of title retention arrangements);

         "Liabilities" means, at any date, the items shown as liabilities on the balance sheet of the Company, except any items of deferred income, including capital gains;

         "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and all other title exceptions and encumbrances affecting Property. For all purposes of this Indenture, the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes;

         "Non-Recourse Debt" when used with respect to any Person, means any Debt secured by, and only by, property on or with respect to which such Debt is incurred where the rights and remedies of the holder of such Debt in the event of default do not extend to assets other than the property constituting security therefore;

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof;

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible;

         "Senior Debt" means all Debt other than Non-Recourse Debt and Subordinated Debt;

         "Subordinated Debt" means unsecured Debt of the Company which is issued or assumed pursuant to, or evidenced by, an indenture or other instrument which contains provisions for the subordination of such Debt (to which appropriate reference shall be made in the instruments evidencing such Debt if not contained therein) to the Securities (and, at the option of the Company, if so provided, to other Debt of the Company, either generally or as specifically designated);

         "Subsidiary" means an affiliate controlled by the Company directly, or indirectly through one or more intermediaries;

         "Tangible Assets" means all assets of the Company (including assets held subject to Capital Leases and other arrangements described in the last sentence of the definition of "Lien") except: (i) deferred assets, other than prepaid insurance, prepaid taxes and deposits; (ii) patents, copyrights, trademarks, trade names, franchises, goodwill, experimental expense and other similar intangibles; and (iii) unamortized debt discount and expense; and

         "Tangible Net Worth" means, with respect to the Company at any date, the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves) of the Tangible Assets of the Company at such date minus the amount of its Liabilities at such date.

         (c)     Optional Redemption by the Company; Payment
                 Upon Acceleration.

                 If so specified on the face of the Notes, the Notes may be redeemed at any time at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date and (ii) with respect to Fixed Rate Notes, the Make-Whole Amount, if any, with respect to such Notes (the "Redemption Price"). The Make-Whole Amount shall be determined by the Trustee and such determination shall be binding and conclusive, absent manifest error.

                 From and after notice has been given as provided in the Indenture, if funds for the redemption of any Notes called for redemption shall have been made available on such redemption date, such Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Notes will be to receive payment of the Redemption Price.

                 Notice of any optional redemption of any Notes will be given to Holders at their addresses, as shown in the Note register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed.

                 The Company will notify the Trustee at least 45 days prior to the redemption date (or such shorter period as satisfactory to the Trustee) of the aggregate principal amount of Notes to be redeemed and the redemption date. If less than all the Notes are to be redeemed at the option of the Company, the Trustee shall select, pro rata or by lot, Notes to be redeemed in whole or in part. Notes may be redeemed in part in the minimum authorized denomination for Notes or in any integral multiple thereof.

                 If so specified on the face of the Notes, upon any acceleration of the Notes, the Company shall pay in respect thereof an amount equal to the sum of (i) the outstanding principal amount of the Notes so accelerated plus accrued interest to the date of acceleration and (ii) with respect to the Fixed Rate Notes, the Make-Whole Amount, if any, with respect to such Notes.

         As used herein:

         "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of any interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid;

         "Reinvestment Rate" means .25% (one-fourth of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used; and

         "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

                                 ARTICLE THREE

                                 Miscellaneous

         The Indenture, except as amended herein, is in all respects ratified and confirmed and this Third Supplemental Indenture and all its provisions herein contained shall be deemed a part thereof in the manner and to the extent herein and therein provided.

         The terms used in this Third Supplemental Indenture, but not defined herein, shall have the meanings assigned thereto in the Indenture.

         THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         This Third Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute one and the same instrument.

         THE DECLARATION OF TRUST ESTABLISHING THE COMPANY DATED AUGUST 6, 1985, AS AMENDED, A COPY OF WHICH IS DULY FILED WITH THE OFFICE OF THE SECRETARY OF STATE OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDES THAT THE NAME "MEDITRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS "TRUSTEES," BUT NOT INDIVIDUALLY OR PERSONALLY; AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, as of the day and year first above written.



                                            MEDITRUST



                                            By:
                                               ---------------------------------
                                               Name:  Lisa P. McAlister
                                               Title: Vice President and
                                                      Treasurer


                                            FLEET NATIONAL BANK AS TRUSTEE

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

STATE OF MASSACHUSETTS            )
                                  )  ss.:
COUNTY OF NORFOLK                 )


                 On the ____ day of August, 1995, before me personally came Lisa P. McAlister, to me known, who, being by me duly sworn, did depose and say that she is the Treasurer and Vice President of Meditrust, one of the parties described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Trustees of said business trust; and that she signed her name thereto by like authority.



                       ---------------------------------



STATE OF RHODE ISLAND             )
                                  )  ss.:
COUNTY OF __________              )


                 On the ____ day of ____________,____, before me personally came _______________________________, to me known, who, being by me duly sworn, did depose and say that he is _____________________ of _______________________, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.




                       ---------------------------------